UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):	September 7, 2008

Gehl Company
(Exact name of registrant as specified in its charter)

Wisconsin	01-33504	39-0300430
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

143 Water Street, West Bend, Wisconsin 53095
(Address of principal executive offices, including zip code)

(262) 334-9461
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On September 7, 2008, Gehl Company (the “Company”), Manitou BF S.A. (“Parent”) and Tenedor Corporation, a direct wholly-owned subsidiary of Parent (“Purchaser”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement contemplates a tender offer (the “Offer”) followed by a cash-out merger (the “Merger”). Under the terms of the Merger Agreement, the Company’s outstanding shares of common stock, $0.10 par value (the “Shares”), will be acquired at a per Share price of $30 (the “Offer Price”). On September 8, 2008, the Purchaser commenced the Offer.

The following is a summary of material provisions of the Merger Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K. This summary is not a complete description and is qualified by reference to the Merger Agreement. Capitalized terms not otherwise defined in the following summary shall have the meanings set forth in the Merger Agreement.

The Offer. Pursuant to the Merger Agreement, Purchaser will, and Parent will cause Purchaser to, commence the Offer on the date that the Merger Agreement is signed. Following expiration of the Offer and the satisfaction of the Minimum Tender Condition and the other conditions specified in “Certain Conditions to the Offer,” any of which conditions (except for the Minimum Tender Condition) may be waived exclusively by Parent or Purchaser, Purchaser will purchase all of the Shares tendered pursuant to the Offer. The obligations of Purchaser to accept for payment and to pay for any Shares tendered pursuant to the Offer are subject only to the conditions specified in “Certain Conditions to the Offer.”

Purchaser has the right to extend the Offer beyond the then scheduled expiration date for any of the following events: (i) from time to time if, at the initial expiration date (or extended expiration date of the Offer, if applicable), any of the conditions to the Offer have not been satisfied or waived; (ii) for any period required by any rule, regulation, interpretation or position of the SEC or the staff thereof or the Nasdaq; or (iii) for one or more “subsequent offering periods” (as such term is defined in Rule 14d-1(g)(8) under the Exchange Act) in accordance with Rule 14d-11 of the Exchange Act (each, a “Subsequent Offering Period”) (provided that such Subsequent Offering Periods will not exceed an aggregate of twenty (20) business days). A Subsequent Offering Period, if the Offer is so extended, would be an additional period of time, following the expiration date of the Offer and the acceptance for payment of any Shares that are validly tendered in the Offer and not properly withdrawn prior to such expiration date, during which holders of Shares that were not previously tendered in the Offer may tender such Shares to Purchaser in exchange for the Offer Price on the same terms that applied to the Offer. Purchaser will accept for payment, and pay for, any Shares that are validly tendered during a Subsequent Offering Period, if the Offer is so extended, as promptly as practicable after any such Shares are validly tendered during such Subsequent Offering Period. Holders of Shares that are validly tendered during a Subsequent Offering Period, if the Offer is so extended, will not have the right to withdraw such tendered Shares.

In the event that all of the conditions to the Offer have not been satisfied or waived at the then scheduled expiration date of the Offer, Purchaser will be obligated to extend the expiration date of the Offer in increments of up to 20 business days, although, in certain circumstances, Purchaser will not be obligated to extend the Offer unless required by applicable law or any applicable rule or regulation of any stock exchange (but will be entitled to extend the Offer). In no circumstance will Purchaser be obligated to extend the Offer (i) beyond March 6, 2009 or (ii) at any time that Parent or Purchaser is permitted to terminate the Merger Agreement.

Purchaser has expressly reserved the right to amend or make changes to the terms and conditions of the Offer, provided that, without the prior written consent of the Company, Purchaser will not do any of the following: (i) decrease the Offer Price or change the form of consideration payable in the Offer; (ii) decrease the number of Shares to be purchased by Purchaser pursuant to the Offer; (iii) amend or waive the Minimum Tender Condition; (iv) add to the conditions specified in “Certain Conditions to the Offer;” (v) modify the conditions to the Offer in a manner materially adverse to the holders of Shares; or (vi) extend the expiration date of the Offer except as required or permitted by the Merger Agreement.

Company Board. Promptly upon the purchase by Purchaser pursuant to the Offer, and from time to time thereafter, Purchaser will be entitled to designate such number of directors, rounded up to the next whole number, on the Company Board as will give Purchaser representation on the Company Board equal to the product of (x) the total number of directors on the Company Board (after giving effect to any increase in the number of directors pursuant to this clause) and (y) the percentage that the number of Shares beneficially owned by Parent, Purchaser and their respective wholly-owned Subsidiaries bears to the total number of Shares outstanding, provided, however, that prior to the Effective Time, the Company Board shall always have at least two members who are neither officers, directors, shareholders or designees of Parent or any of its affiliates and each committee of the Company Board shall also have at least one such member. The Company’s obligations to appoint designees to the Company Board shall be subject to Section 14(f) of the Exchange Act.

Top-Up Option. The Merger Agreement provides that the Company irrevocably granted Purchaser an option, exercisable in Purchaser’s discretion, but only after the acceptance by Purchaser of, and payment for, Shares tendered in the Offer, to purchase that number of Shares (the “Top-Up Shares”) as is equal to the lowest number of Shares that, when added to the number of Shares owned by Parent or Purchaser at the time of such exercise, shall constitute one share more than 90% of the total Shares then outstanding (assuming the issuance of the Top-Up Shares) at a price per Share equal to the Offer Price. The Top-Up Option (i) will be exercisable only once, (ii) will be exercisable only after Parent and Purchaser (together with other direct or indirect wholly-owned subsidiaries of Parent) own at least 80% of the Shares, (iii) will in no event be exercisable for a number of Shares in excess of the Company’s Shares then authorized, unissued and not reserved for issuance and (iv) may not be exercised if such exercise would violate any provision of applicable law or any Nasdaq rule or regulation applicable to the Company.

The Merger. The Merger Agreement provides that Parent will cause Purchaser to merge with and into the Company in accordance with the applicable provisions of the Wisconsin Business Corporation Law (the “WBCL”) as soon as practicable after the completion of the Offer and the satisfaction or waiver of the conditions to the Merger set forth in the Merger Agreement. Following the Merger, the Company will be the Surviving Corporation and the separate corporate existence of Purchaser will cease. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of Shares, each Share issued and outstanding immediately prior to the Effective Time (except for Shares held in the treasury of the Company, Shares owned by Parent or any direct or indirect wholly-owned subsidiary of Parent or the Company and Dissenting Shares) will be converted into and represent the right to receive the Merger Consideration, without interest. In addition, each share of Purchaser’s common stock issued and outstanding immediately prior to the Effective Time will be converted into one share of the common stock of the Surviving Corporation.

The Merger Agreement provides that each option to acquire Shares under a Company Stock Plan (each such option, an “Option”) that is outstanding and unexercised (whether vested or unvested) immediately prior to the acceptance by Purchaser for payment of the Shares tendered pursuant to the Offer (the “Purchase Time”) will, by virtue of the occurrence of the Purchase Time and without any action on the part of Purchaser, the Company or the holder thereof, be cancelled and will solely represent the right to receive from the Company in exchange, at the Purchase Time or as soon as practicable thereafter, an amount in cash equal to the product of (i) the number of Shares subject to such Option and (ii) the excess, if any, of the Offer Price, without interest, over the exercise price per Share subject to such Option, less any required withholding taxes. The Merger Agreement also provides that immediately prior to the Purchase Time, (i) each outstanding award under any Company Stock Plan other than an Option or an award of Shares subject to restrictions (“Restricted Stock”) entitling the holder thereof to a future payment of Shares or cash equal to or otherwise based on the value of Shares (whether or not vested) and (ii) each award of Restricted Stock, which, in each case, is outstanding immediately prior to the Purchase Time will be cancelled by the Company and the holder thereof will be entitled to receive at the Purchase Time from the Company, or as soon as practicable thereafter from the Surviving Corporation, in consideration for such cancellation, an amount in cash equal to the product of (A) the number of Shares previously underlying such Stock Unit or the number of Restricted Shares and (B) the Offer Price (less, in the case of Stock Units, the exercise price per Share, if any, previously applicable to such Stock Unit), in any case less any required withholding taxes.

The Merger Agreement further provides that (i) upon consummation of the Merger, the Company’s articles of incorporation and bylaws will be amended in their entireties to read as the articles of incorporation and bylaws of Purchaser, respectively, except for the name of the Surviving Corporation (which will be the name specified in the organizational documents of the Company), and as so amended will be the articles of incorporation and bylaws of the Surviving Corporation, until thereafter amended in accordance with their respective terms and the WBCL, and the Surviving Corporation will timely make all necessary filings in connection therewith as required under the WBCL, (ii) the directors of Purchaser immediately prior to the Effective Time will be the initial directors of the Surviving Corporation until their respective successors are duly elected or appointed and qualified in the manner provided in the certificate of incorporation and bylaws of the Surviving Corporation and (iii) the officers of Purchaser immediately prior to the Effective Time will be the initial officers of the Surviving Corporation until their respective successors are duly elected or appointed and qualified in the manner provided in the certificate of incorporation and bylaws of the Surviving Corporation.

Short-Form Merger. If, after the purchase of Shares pursuant to the Offer and any exercise of the Top-Up Option, Parent and Purchaser (together with other direct or indirect wholly-owned subsidiaries of Parent) beneficially own at least 90% of the outstanding Shares, Parent may elect to transfer any or all Shares beneficially owned by Parent and other direct or indirect wholly-owned subsidiaries of Parent and Purchaser to Purchaser and Purchaser will merge with and into the Company in a Short-Form Merger as soon as practicable following the consummation of the Offer.

Shareholders’ Meeting. If, after the purchase of Shares pursuant to the Offer, a Short-Form Merger does not occur, then the parties to the Merger Agreement have agreed to take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after the satisfaction or waiver of the conditions to the Merger set forth in the Merger Agreement, in accordance with Section 180.1103 of the WBCL. In furtherance thereof, the Company has agreed to (i) duly call, give notice of, convene and hold a special meeting of its shareholders as soon as practicable following the acceptance for payment and purchase of Shares pursuant to the Offer to consider and vote upon the approval and adoption of the Merger Agreement and the Merger and (ii) prepare and file with the SEC a preliminary proxy statement relating to the Merger Agreement and the Merger and use commercially reasonable efforts, after Parent has had a reasonable opportunity to review and comment, to respond promptly to any comments made by the staff of the SEC with respect to such preliminary proxy statement and cause a definitive proxy statement (together with any amendments or supplements thereto), to be mailed to its shareholders at the earliest practicable time, and to obtain the necessary approvals of the Merger Agreement and the Merger by its shareholders. Parent and Purchaser have each agreed in the Merger Agreement to vote all of the Shares acquired pursuant to the Offer or otherwise owned by Parent or any of its subsidiaries in favor of the approval and adoption of the Merger Agreement and the Merger at the shareholders’ meeting.

Interim Operations. The Company has agreed that, prior to the earlier of the time that Parent’s designees constitute a majority of the Company Board or the Effective Time of the Merger, unless Parent shall have agreed in writing, (i) the business of the Company and its subsidiaries will be conducted only in the ordinary and usual course of business consistent with past practice and (ii) the Company and its subsidiaries will use their commercially reasonable efforts to preserve intact their business organization, keep available the services their current officers, employees and consultants and to preserve the goodwill of, and maintain satisfactory relationships with, those persons having business relationships with any of them.

Indemnification And Insurance. Parent and Purchaser have agreed that all rights to indemnification existing at the time of the Merger Agreement in favor of the directors, former directors, officers and employees of the Company, as provided in the Company’s articles of incorporation and bylaws, in effect as of the date of the Merger Agreement, with respect to matters occurring prior to the Effective Time, will survive the Merger and continue in full force and effect after the Effective Time. Until the expiration of the statutes of limitations applicable to such matters or unless such amendment, modification or repeal is required by applicable law, the articles of incorporation and bylaws of the Surviving Corporation will not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder, as of the Effective Time, of these individuals.

The Merger Agreement also provides that the Surviving Corporation shall indemnify and hold harmless each officer and director of the Company (as of or prior to the Effective Time) against all liabilities, including reasonable attorneys’ fees and disbursements, incurred in connection with any proceeding arising out of the fact that such individual is or was an officer, director, employee, fiduciary or agent of the Company or any of its Subsidiaries, or of another entity if such service was at the request of the Company, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent the Surviving Corporation is permitted to do so under applicable law and the articles of incorporation or bylaws of the Company currently in effect. The Merger Agreement provides further that, in the event of any such proceeding, each such individual will be entitled to advancement of expenses incurred in the defense of the proceeding from the Surviving Corporation to the same extent such Persons currently have the right to advancement of expenses from the Company pursuant to the articles of incorporation and bylaws of the Company.

The Merger Agreement also states that the Company will purchase, by the Effective Time, tail policies to the current directors’ and officers’ liability insurance policies maintained by the Company, which tail policies:

•	shall not have an aggregate premium in excess of 300% of the aggregate annual premium most recently paid by the Company before the date of the Merger Agreement to maintain the existing policies;

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shall be effective for a period from the Effective Time through and including the date six (6) years after the Effective Time with respect to claims arising from facts or events that existed or occurred prior to or at the Effective Time; and

•	shall contain coverage that is at least as protective to such directors and officers as the coverage provided by such existing policies.

If equivalent coverage cannot be obtained or can be obtained only by paying an aggregate premium in excess of 300% of such amount, the Company shall only be required to obtain (and the Surviving Corporation shall only be required to maintain) as much tail coverage as can be obtained by paying an aggregate premium equal to 300% of such amount.

Representations and Warranties. The Merger Agreement contains various customary representations and warranties of the parties thereto, including among others:

•	representations as to due organization and existence;

•	no violation of the articles of incorporation or bylaws;

•	capitalization;

•	corporate authority;

•	no conflicts with debt instruments or material agreements of the Company or applicable law resulting from the Offer and the Merger;

•	accuracy of the Company’s public filings, including financial statements;

•	absence of any material adverse effect upon the Company’s business;

•	absence of undisclosed liabilities; and

•	specified matters relating to Wisconsin law.

Parent and the Company have agreed that for the purpose of determining whether a material adverse effect has occurred, there shall be excluded from such determination:

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changes in general economic or political conditions in the United States or changes affecting the securities, currency or financial markets in the United States in general, except to the extent such changes or developments have a materially disproportionate impact on the Company and its subsidiaries, taken as a whole, relative to other companies in the industries in which the Company or any of its subsidiaries conducts its businesses;

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a worsening of current conditions caused by the commencement, continuation or escalation of an act of terrorism or war (whether declared or not declared) occurring after the date of the Merger Agreement or any natural disasters or any national or international calamity, except to the extent such changes or developments have a materially disproportionate impact on the Company and its subsidiaries, taken as a whole, relative to other companies in the industries in which the Company or any of its subsidiaries conducts its businesses;

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any action taken at the request, or with the approval, of Parent or Purchaser (other than actions taken pursuant to a consent granted by Parent under covenant restricting interim operations of the Company);

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any change in the market price or trading volume of securities of the Company, or any failure by the Company to meet any estimates of revenues or earnings for any period ending on or after the date of the Merger Agreement, in and of itself (it being understood that the underlying cause of such change or failure may be considered in determining whether there has been a material adverse effect);

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general changes affecting the industries or geographic areas in which the Company or any of its subsidiaries operates, except to the extent such changes or developments have a materially disproportionate impact on the Company and its subsidiaries, taken as a whole, relative to other companies in the industries in which the Company or any of its subsidiaries conducts its businesses;

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changes in GAAP, in the rules or policies of the Public Company Accounting Oversight Board, or in laws of general applicability or in interpretations thereof, except to the extent such changes have a materially disproportionate impact on the Company and its subsidiaries, taken as a whole, relative to other companies in the industries in which the Company or any of its subsidiaries conducts its businesses;

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changes in the price of raw materials or component parts of the type customarily purchased by the Company and its subsidiaries or in the purchasing patterns of customers in the industry, except to the extent such changes have a materially disproportionate impact on the Company and its subsidiaries, taken as a whole, relative to other companies in the industries in which the Company or any of its subsidiaries conducts its businesses; or

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the execution, delivery and performance of the Merger Agreement, the announcement by Parent or any of its subsidiaries or the announcement by the Company, of its respective execution and delivery of the Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement, other than the execution, delivery or performance of the interim operating covenants.

Certain Conditions to the Offer. Notwithstanding any other provision of the Offer or the Merger Agreement, Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-l(c) under the Exchange Act (relating to Purchaser’s obligation to pay for or return tendered Shares promptly after the termination or withdrawal of the Offer), to pay for any Shares tendered in connection with the Offer and may terminate or, subject to the terms of the Merger Agreement, amend the Offer, unless, immediately prior to the expiration of the offering period for the Offer, as the same may be extended from time to time:

(a) there shall have been validly tendered and not withdrawn before the Offer expires that number of Shares which, together with the number of Shares, if any, then owned beneficially by Parent, Purchaser and their respective wholly-owned subsidiaries, constitutes at least a number of Shares equal to the sum of (i) the number of Shares that represents two-thirds of the voting power of the total number of then-outstanding Shares entitled to vote on a fully diluted basis (after giving effect to the cash-out of options and restricted shares that will occur in connection with Purchaser’s acceptance of the tendered Shares) plus (ii) one Share entitled to vote (the “Minimum Tender Condition”).

(b) the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) in respect of the transactions contemplated by the Merger Agreement shall have expired or been terminated, and any consents, approvals and filings required by the German Federal Control Office in respect of the transactions contemplated by the Merger Agreement shall have been obtained under the applicable Foreign Antitrust Laws (and any applicable waiting periods thereunder have expired or been terminated).

Additionally, notwithstanding any other provision of the Offer or the Merger Agreement, Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-l(c) under the Exchange Act (relating to Purchaser’s obligation to pay for or return tendered Shares promptly after the termination or withdrawal of the Offer), to pay for any Shares tendered in connection with the Offer and may terminate or, subject to the terms of the Merger Agreement, amend the Offer if any of the following conditions exist:

(a) there shall have been any law, decree, judgment, order or injunction, promulgated, enacted, entered, enforced, issued or amended by any governmental entity that would: (i) restrain, enjoin or otherwise prohibit the making or consummation of the Offer or the Merger or the other transactions contemplated by the Merger Agreement; or (ii) impose material limitations on the ability of Parent, Purchaser or any of their respective subsidiaries or affiliates to acquire or hold, transfer or dispose of, or effectively to exercise all rights of ownership of, some or all of the Shares including the right to vote the Shares purchased by Purchaser pursuant to the Offer, and all Shares owned before the Offer by Parent or any of its subsidiaries, on an equal basis with all other Shares on all matters properly presented to the shareholders of the Company;

(b) there shall be pending any action, proceeding or counterclaim by or before any governmental entity challenging any of the making or consummation of the Offer or the Merger or the other transactions contemplated by the Merger Agreement or seeking, directly or indirectly, to result in any of the consequences referred to in clauses (i) or (ii) of the preceding paragraph;

(c) any change, effect, event or occurrence shall have occurred that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

(d) (i) the Company shall have breached or failed to comply in any material respect with any of its obligations, covenants, or agreements under the Merger Agreement, or (ii) any representation or warranty of the Company contained in the Merger Agreement shall not be true and correct; provided, that, for purposes of this paragraph (d):

(A) all such representations and warranties (other than the representations and warranties contained in the last sentence of Section 4.7(a), Section 4.7(b), Sections 4.8(b) and (c), the first two sentences of Section 4.15(a) and the first sentence of Section 4.15(b) of the Merger Agreement) shall be interpreted without giving effect to the words “materially” or “material” or to any qualification based on such terms or based on the defined term “Material Adverse Effect”;

(B) any such representation or warranty contained in Section 4.1(b) or Section 4.3 of the Merger Agreement shall be deemed untrue if it shall fail to be true and correct in all but de minimis respects, and any such representation or warranty contained in the last sentence of Section 4.7(a), Section 4.7(b), Sections 4.8(b) and (c), the first two sentences of Section 4.15(a) or the first sentence of Section 4.15(b) of the Merger Agreement shall be deemed untrue if it shall fail to be true and correct in all respects;

(C) any such representation or warranty (other than any representation or warranty referred to in clause (B) above) shall be deemed untrue if such representation or warranty shall fail to be true and correct in all respects except where the fact, circumstance, change or event giving rise to any such failure of all such representations and warranties to be true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; in each case at the time of any scheduled expiration of the Offer as if restated on and as of such time (except for any representation or warranty that is expressly made as of a specified date, in which case as of such specified date); or

(e) the Merger Agreement shall have been terminated pursuant to its terms or shall have been amended pursuant to its terms to provide for such termination or amendment of the Offer; which, in the reasonable, good faith judgment of Parent or Purchaser, in any case, makes it inadvisable to proceed with the Offer or with acceptance for payment or payment for Shares.

The foregoing conditions are for the benefit of Parent and Purchaser and, regardless of the circumstances, may be asserted by Parent or Purchaser in whole or in part at any applicable time or from time to time prior to the Expiration Date, except that the conditions relating to receipt of any approvals from any governmental entity may be asserted at any time prior to payment of the Offer Price for Shares, and all conditions (except for the Minimum Tender Condition) may be waived by Parent or Purchaser in its discretion in whole or in part at any applicable time or from time to time, in each case subject to the terms and conditions of the Merger Agreement and the applicable rules and regulations of the SEC. The failure of Parent or Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

Conditions to the Merger. The Merger Agreement provides that the respective obligations of Parent and Purchaser to consummate the Merger are subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

•	Purchaser shall have accepted for purchase, and paid for, the Shares that have been tendered (and not withdrawn) pursuant to the Offer;

•	if the Merger is not consummated in short-form pursuant to Section 180.1104 of the WBCL, the Merger Agreement shall have been approved and adopted by the requisite vote of the Company’s shareholders;

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no governmental entity of competent jurisdiction shall have issued an order, injunction or decree or other legal restraint or prohibition shall be in effect preventing the consummation of the Merger or any of the other transactions contemplated by this Agreement;

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no statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any governmental entity that prohibits or makes illegal consummation of the Merger; and

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the Company shall have delivered to Parent no later than 2 business days before the closing date a certificate dated as of the day of such delivery pursuant to section 1.1445-2(c)(3) of the U.S. Treasury regulations to the effect that the Shares are not “United States real property interests” within the meaning of section 1.897-1(c) of the U.S. Treasury regulations.

No Solicitation. In the Merger Agreement, the Company has agreed that none of the Company, its subsidiaries or any representatives shall, directly or indirectly:

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initiate, solicit or encourage (including by way of providing information) the submission of any inquiries, proposals or offers or any other efforts or attempts that constitute or may reasonably be expected to lead to, any Acquisition Proposal or engage in any discussions or negotiations with respect thereto or otherwise cooperate with or assist or participate in, or facilitate any such inquiries, proposals, discussions or negotiations;

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approve or recommend, or publicly propose to approve or recommend, an Acquisition Proposal or, except for a confidentiality agreement, enter into any merger agreement, letter of intent, agreement in principle, share purchase agreement, asset purchase agreement or share exchange agreement, option agreement or other similar agreement relating to an Acquisition Proposal or enter into any letter of intent, agreement or agreement in principle requiring the Company (whether or not subject to conditions) to abandon, terminate or fail to consummate the transactions contemplated hereby or breach its obligations hereunder;

•	withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in a manner adverse to Parent or Purchaser, the Company Board Recommendation; or

•	resolve, propose or agree to do any of the actions described above.

However, if prior to the Purchase Time:

•	the Company has received a written, bona fide Acquisition Proposal from a third party that is not in violation of such third party’s contractual obligations to the Company;

•	a breach by the Company of the no-solicitation undertakings has not contributed to the making of such Acquisition Proposal;

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the Company Board reasonably believes in good faith, after consultation with its financial advisors and outside counsel, that such Acquisition Proposal constitutes or is expected to lead to a Superior Proposal; and

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after consultation with its outside counsel, the Company Board determines in good faith that the failure to take such action is inconsistent with fulfilling its fiduciary duties to the shareholders of the Company under applicable law;

then the Company may furnish information with respect to the Company and its subsidiaries to the person making such Acquisition Proposal, and participate in discussions or negotiations with the person making such Acquisition Proposal regarding such Acquisition Proposal. But the Company may not, and may not allow its representatives to, disclose any non-public information to such person unless the Company has, or first enters into, a confidentiality agreement with such Person with specified provisions. In addition, the Company has to promptly provide to Parent any non-public information concerning the Company or its subsidiaries provided or made available to such other person which was not previously provided or made available to Parent.

In addition, the Merger Agreement provides that under specified circumstances the Company may also change its recommendation that the holders of Shares tender their Shares into the Offer. These circumstances are generally limited to circumstances where both:

•	a failure to change the recommendation to the shareholders would be inconsistent with the fiduciary duties of the directors of the Company; and

•	either a Superior Proposal exists or there is a rationale that is independent of any pending proposal to acquire the Company.

Under the Merger Agreement:

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“Acquisition Proposal” means any offer or proposal, or any indication of interest in making an offer or proposal, made or renewed by a person or group at any time after the date of the Merger Agreement which is structured to permit such person or group to acquire beneficial ownership of at least fifteen percent (15%) of the assets of, equity interest in, or businesses of, the Company and its subsidiaries pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, sale of assets, tender offer or exchange offer or similar transaction, including any single or multi-step transaction or series of related transactions, in each case other than the Merger; and

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“Superior Proposal” means any bona fide Acquisition Proposal (except the references in the definition thereof to “fifteen percent (15%)” shall be replaced by “fifty percent (50%)”) made in writing after the of the Merger Agreement that:

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includes per-Share consideration that is greater than the Offer Price (including, only if the per-Share consideration is not all cash, a determination by the Company Board in good faith, on the advice of its financial advisor, to such effect);

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is otherwise on terms that the Company Board has determined in its good faith judgment (after consultation with its financial advisor and outside legal counsel and after taking into account all legal, financial, regulatory and other aspects of the proposal, including the financing terms thereof) are equal to or superior to the terms of the Merger Agreement; and

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which the Company Board has determined in good faith (after consultation with its financial advisor and outside legal counsel and after taking into account all legal, financial, regulatory and other aspects of the proposal) is reasonably capable of being consummated within a reasonable period of time.

Termination. The Merger Agreement may be terminated:

(i) at any time prior to the Effective Time (notwithstanding any adoption of the Merger Agreement by the shareholders of the Company) by mutual written agreement of the Company and Parent;

(ii) at any time prior to the Effective Time (notwithstanding any adoption of the Merger Agreement by the shareholders of the Company) by either the Company or Parent, if any court of competent jurisdiction or other governmental entity shall have issued a final order, decree or ruling or taken any other final action restraining, enjoining or otherwise prohibiting the Offer or the Merger and such order, decree, ruling or other action is or shall have become final and nonappealable;

(iii) at any time prior to the Purchase Time, by the Company, if:

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the close of business on March 6, 2009 (the “Outside Date”) shall have occurred and Purchaser shall not have accepted for payment and paid for Shares pursuant to the Offer in accordance with the terms thereof on or before such time on the Outside Date;

•	the Offer shall have expired or been terminated without Purchaser having purchased any Shares pursuant thereto;

•	Purchaser, in violation of the terms of the Merger Agreement, fails to accept for payment and to purchase validly tendered Shares pursuant to the Offer; or

•

the Company, subject to and in accordance with the no-solicitation undertakings (including compliance by the Company with the requirement to give Parent a three business day period to make proposals to improve the terms and conditions of the Merger Agreement), upon the entrance by the Company into a written definitive agreement for Superior Proposal and payment to Parent of a termination fee equal to $14 million in immediately available funds; or

(iv) at any time prior to the Purchase Time, by Parent, if:

•	due to an occurrence or circumstance which would result in a failure of any of the Offer Conditions to be satisfied at any scheduled expiration of the Offer:

•	Purchaser shall not have commenced the Offer within the time required by the Merger Agreement;

•	the Offer shall have expired or been terminated without Purchaser having purchased any Shares pursuant thereto;

•	the Outside Date shall have occurred and Purchaser shall not have accepted for payment Shares pursuant to the Offer on or before the close of business on the Outside Date; or

•	in the event of specified breaches of the Merger Agreement by the Company; or

•

the Company Board shall have changed its recommendation to the holders of Shares relating to the Offer or the Company shall have knowingly breached the no-solicitation undertakings in the Merger Agreement in any material respect.

Amendments; Waivers. The Merger Agreement may be amended, by written agreement of the parties thereto, by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time, whether before or after adoption of the Merger Agreement by the shareholders of the Company; provided, however, that, (i) after Purchaser purchases any Shares pursuant to the Offer, no amendment will be made which decreases the Merger Consideration and (ii) after adoption of the Merger Agreement by the shareholders of the Company, no amendment may be made which by law or any applicable rule or regulation of any stock exchange requires the further approval of the shareholders of the Company without such further approval.

At any time prior to the Effective Time, any party to the Merger Agreement may (i) extend the time for the performance of any of the obligations or other acts of the other parties thereto, (ii) waive any inaccuracies in the representations and warranties contained therein or in any document delivered pursuant thereto and (iii) subject to the requirements of applicable law, waive compliance by the other parties with any of the agreements or conditions contained therein, except that the Minimum Tender Condition may only be waived by Purchaser with the prior written consent of the Company. Any such extension or waiver will be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. The failure of any party to assert any rights or remedies will not constitute a waiver of such rights or remedies.

Commercially Reasonable Efforts. Each of the parties to the Merger Agreement has agreed to use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by the Offer, the Merger and the Merger Agreement, and to cooperate with each other in connection with the foregoing, including using its commercially reasonable efforts to (a) obtain all necessary waivers, consents and approvals from other parties to material agreements, leases and other contracts, (b) obtain all necessary consents, approvals and authorizations as are required to be obtained under any federal, state or foreign law or regulation, (c) lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated by the Merger Agreement and (d) effect any necessary registrations and filings and submissions of information requested by governmental authorities.

Expenses and Fees. Each party to the Merger Agreement will bear its own costs and expenses, except that Parent and the Company have agreed to share equally the costs of the two independent appraisals and the costs of printing and mailing the proxy statement, the Offer documents and the Schedule 14D-9 in connection with the Offer.

The Merger Agreement provides that the Company will pay to Parent a fee equal to $14 million in cash if the Merger Agreement is terminated by:

•	the Company, following receipt of a Superior Proposal, to enter into a definitive agreement with respect to such Superior Proposal; or

•

Parent, following either a change by the Company Board of its recommendation to holders of Shares relating to the Offer or a knowing breach by the Company in any material respect of the no-solicitation undertakings in the Merger Agreement.

In addition, a termination fee is also payable under the following circumstances:

•	either:

•

the Company terminates the Merger Agreement because the Purchase Time has not occurred by March 6, 2009 or the Offer has expired or terminated without Purchaser having purchased any Shares (other than as a result of a breach by Parent or Purchaser of the Merger Agreement); or

•	Parent terminates the Merger Agreement following specified breaches by the Company under specified circumstances or a failure of the Minimum Condition to be satisfied; and

•

at any time on or after the date hereof and prior to such termination an Acquisition Proposal (whether or not conditional) shall have been publicly announced or any person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal; and

•

the Company enters into an agreement with respect to any Acquisition Proposal or any transaction specified in the definition of “Acquisition Proposal” is consummated within twelve months after the date of such termination, then the Company shall pay Parent a fee of $14 million concurrently with the Company’s entrance into such agreement or consummation of such transaction.

Voting and Tender Agreement

On September 7, 2008, the Company and Parent entered into a Voting and Tender Agreement (the “Voting and Tender Agreement”).

The following is a summary of material provisions of the Voting and Tender Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K. This summary is not a complete description and is qualified by reference to the Voting and Tender Agreement. Capitalized terms not otherwise defined in the following summary shall have the meanings set forth in the Voting and Tender Agreement.

The Voting and Tender Agreement provides that, if the Merger Agreement has been terminated by the Company in accordance with the provisions that permit termination to enter concurrently into a definitive agreement for a Superior Proposal after compliance with the no-solicitation undertakings and the Company has paid the termination fee of $14 million to Parent, then, if and to the extent the Company Board so recommends to the shareholders of the Company generally, Parent will validly tender all of the Shares owned by Parent pursuant to and in accordance with the terms of the Offer provided for in such definitive agreement or, if the definitive agreement provides for a one-step merger structure, vote all Shares owned by Parent in favor of the adoption of such definitive agreement.

The Voting and Tender Agreement terminates upon the earliest of:

•	the Purchase Time;

•

the termination of the Merger Agreement pursuant to Article 8 thereof, unless such termination by the Company is pursuant to the provision that permits termination, under specified circumstances, to enter into a definitive agreement for a Superior Proposal;

•	at the time that any New Acquirer has completed the purchase or other acquisition of all of the Shares owned by Parent;

•	the termination of such definitive agreement for the Superior Proposal;

•	the consummation of the transactions contemplated by the definitive agreement for the Superior Proposal; and

•

the announcement by the Company Board that it is not recommending that its shareholders take an action, such as tendering Shares into a Offer or voting Shares in favor of a merger, that is necessary for the consummation of the transactions contemplated by the definitive agreement for the Superior Proposal.

Amendment to Rights Agreement

The Company and American Stock Transfer & Trust Company entered into Amendment to Rights Agreement, dated as of September 7, 2008, to amend the Rights Agreement, as described in Item 3.01.

Item 3.01 Material Modification to Rights of Security Holders.

Immediately prior to the execution of the Merger Agreement, the Company entered into an Amendment (the “Amendment”), dated September 7, 2008, to its Rights Agreement, dated May 25, 2007, for the purpose of rendering the Rights Agreement inapplicable to the Merger Agreement and the transactions contemplated thereby.

The foregoing description of the Amendment does not purport to be complete and is qualified by reference to the Rights Agreement and the Amendment. A copy of the Amendment is attached hereto as Exhibit 4.1 to this report and is incorporated herein by reference.

Important Additional Information.

The Offer formally commenced on September 8, 2008, and the Offer to Purchase has been mailed to shareholders. The information contained herein is neither an offer to purchase nor a solicitation of an offer to sell shares of the Company. Parent and Purchaser have filed a Tender Offer Statement and a Rule 13e-3 Transaction Statement on Schedule TO containing an offer to purchase, forms of letters of transmittal and other documents relating to the tender offer and the merger, and the Company has filed a Solicitation/Recommendation Statement on Schedule 14D-9 and a Rule 13e-3 Transaction Statement on Schedule 13E-3 with respect to the tender offer and the merger. Parent and Purchaser have mailed the Offer to Purchase, the Schedule 14D-9, the letter of transmittal and selected materials to the shareholders of the Company. These documents filed by Parent, Purchaser and the Company contain important information about the Offer, and shareholders of the Company are urged to read carefully both these documents and documents that will be filed in the future by Parent, Purchaser and the Company with the Commission in connection with the Offer and the Merger. Shareholders of the Company may obtain a free copy of these documents at www.gehl.com, and the website maintained by the Commission at http://www.sec.gov.

Item 9.01.	Financial Statements and Exhibits.

	(a)	Not applicable.

	(b)	Not applicable.

	(c)	Not applicable.

		Exhibits.	The following exhibits are being filed herewith:

		(2.1)	Agreement and Plan of Merger, dated September 7, 2008, among Gehl Company, Manitou BF S.A. and Tenedor Corporation. [Incorporated herein by reference to Exhibit (d)(1) to the Schedule TO filed by Manitou BF S.A. and Tenedor Corporation on September 8, 2008 (file no. 005-40747)]

		(4.1)	Amendment to Rights Agreement, dated September 7, 2008, between Gehl Company and American Stock Transfer & Trust Company, as rights agent, amending the Rights Agreement, dated May 25, 2007, between Gehl Company and American Stock Transfer & Trust Company.

		(10.1)	Voting and Tender Agreement, dated September 7, 2008, between Gehl Company and Manitou BF S.A. [Incorporated herein by reference to Exhibit (d)(2) to the Schedule TO filed by Manitou BF S.A. and Tenedor Corporation on September 8, 2008 (file no. 005-40747)]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEHL COMPANY

Date: September 11, 2008	By:	/s/ Michael J. Mulcahy
Michael J. Mulcahy
Vice President, Secretary and General Counsel

GEHL COMPANY

Exhibit Index to Current Report on Form 8-K

Dated September 7, 2008

Exhibit Number

(2.1)	Agreement and Plan of Merger, dated September 7, 2008, among Gehl Company, Manitou BF S.A. and Tenedor Corporation. [Incorporated herein by reference to Exhibit (d)(1) to the Schedule TO filed by Manitou BF S.A. and Tenedor Corporation on September 8, 2008 (file no. 005-40747)]

(4.1)	Amendment to Rights Agreement, dated September 7, 2008, between Gehl Company and American Stock Transfer & Trust Company, as rights agent, amending the Rights Agreement, dated May 25, 2007, between Gehl Company and American Stock Transfer & Trust Company.

(10.1)	Voting and Tender Agreement, dated September 7, 2008, between Gehl Company and Manitou BF S.A. [Incorporated herein by reference to Exhibit (d)(2) to the Schedule TO filed by Manitou BF S.A. and Tenedor Corporation on September 8, 2008 (file no. 005-40747)]